Exhibit 10.6
SECURED PROMISSORY NOTE DUE 2011
TRM CORPORATION

No. 2	Issued: April 18, 2008 10% Assigned to Cadence Special Holdings II, LLC: May 30, 2008
$9,900,000
     FOR VALUE RECEIVED, the undersigned, TRM CORPORATION (the “Company”), hereby promises to pay to LC Capital Master Fund, Ltd., or registered assigns, the principal sum of NINE MILLION NINE HUNDRED THOUSAND UNITED STATES DOLLARS (or so much thereof as shall not have been prepaid) on the Maturity Date, with interest (computed on the basis of a year of 360 days payable for the actual number of days elapsed including the first day but excluding the last day) (a) on the unpaid balance thereof during each Interest Period at the rate per annum equal to the Applicable Percentage and (b) to the extent permitted by law, upon the occurrence and during the continuation of an Event of Default, on any principal, interest or Applicable Prepayment Premium, payable on each Interest Payment Date (or, at the option of the registered holder hereof, on demand), at the rate per annum from time to time provided for in Section 2.05 of the Securities Purchase Agreement referred to below.
     Payments of principal of and interest on and any Applicable Prepayment Premium with respect to this promissory note are to be made in lawful money of the United States of America at such other place as shall have been designated as provided in the Securities Purchase Agreement referred to below.
     This promissory note is issued pursuant to the Securities Purchase Agreement, dated as of April 18, 2008 (as from time to time amended, supplemented, amended and restated or otherwise modified, the “Securities Purchase Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Securities Purchase Agreement), among the Company, the respective Purchasers named therein and Lampe, Conway & Co., LLC as Administrative Agent and Collateral Agent for the Purchasers and is entitled to the benefits thereof.
     This Note is subject to prepayment at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Prepayment Premium) and with the effect provided in the Securities Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

TRM CORPORATION, an Oregon corporation
By:	/s/ Richard Stern
	Name:	Richard Stern
	Title:	President & CEO

[Signature Page to Promissory Note]